Exhibit 3.75

DEAN HELLER Secretary of State 206 North Carson Street Carson City, Nevada 89701-4289 (776) 684 5708 Website: secretaryofstate.biz

Articles of Incorporation
(PURSUANT TO NRS 78)
Entity #
E0172242005-4
Document Number:
20050097671-67

Date Filed:
4/1/2005 11:50:29 AM
In the office of
/s/ Dean Heller
Dean Heller
Secretary of State

Important Read attached instructions before completing form.	ABOVE SPACE IS FOR OFFICE USE ONLY

1.	Name of Corporation:	Norampac Export Sales Corp.

2.	Resident Agent Name and Street Address: (must be a Nevada address where process may be served)	Export Assist International, Inc. Name 1802 North Carson Street, Suite 212 Street Address	Carson City City	NEVADA	89701 Zip Code
		Optional Mailing Address	City	State	Zip Code

3.	Shares:
	(number of shares corporation authorized to issue)	Number of shares with par value: 2,500 Par value: $1.00	Number of shares without par value:	0

4.	Names & Addresses of Board of Directors/Trustees: (attach additional page there is more than 3 directors/trustees	1. Sal Sciarrino Name 1802 North Carson Street, Suite 212 Street Address	Carson City City	NV State	89701 Zip Code
2.
		Name	Carson City

		Street Address	City	State	Zip Code
3.
		Name Street Address	Carson City City	State	Zip Code

5.	Purpose :	The purpose of this Corporation shall be:
	(optional – see	Interest Charge Domestic International Sales Corporation and the transaction of all lawful businesses instructions)

6.	Names, Address and Signature of Incorporator, (attach additional page there is more than 1 incorporator)	Export Assist International, Inc. Name	/s/ [SIGNATURE] Signature
		1802 North Carson Street, Suite 212 Address	Carson City City	NV state	89701 Zip Code

7.	Certificate of Acceptance of Appointment of Resident Agent:	I hereby accept appointment as Resident Agent for the above named corporation.
		[SIGNATURE] Authorized Signature of R.A. or On Behalf of R.A. Company		4-1-05 Date
This form must be accompanied by appropriate fees. See attached fee schedule.

CERTIFICATE OF SECRETARY
OF
Norampac Export Sales Corp.
a Nevada corporation
     The undersigned hereby certifies that he is the duly elected, qualified and acting Secretary of Norampac Export Sales Corp., a Nevada corporation (the “Corporation”). In compliance with Section 78.105 of the Nevada Revised Statutes and Article I, Section 1.1 of the Bylaws of the Corporation, attached hereto as Exhibit A is a true, correct and complete copy of the Bylaws of the Corporation, in effect as of the date hereof.
     The undersigned further states that the name of the custodian of the stock ledger or a duplicate stock ledger, and the present and complete post office address, including street and number, if any, where the stock ledger or duplicate stock ledger is kept, is as follows:
Export Assist International, Inc.
1802 North Carson Street, Suite 212
Carson City, NV 89701
     IN WITNESS WHEREOF, the undersigned has made and executed this Certificate on April 1, 2005.

/s/ Sal Sciarrino
Sal Sciarrino
Secretary